UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2005

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	005-79915	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5880 Pacific Center Blvd., San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 373-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

InfoSonics Corporation’s (the “Company’s”) line of credit (the “Line of Credit”) with Comerica Bank allows the Company to borrow up to a maximum of $15,000,000 and expires on July 15, 2006.  On September 29, 2005, the Company and Comerica entered into an amendment to the Line of Credit (the “Amended Line of Credit”), that temporarily increased the Company’s credit facility to a maximum of $18,000,000 through October 7, 2005, at which time the credit limit will revert back to $15,000,000.

The Company sought to temporarily increase its credit limit because it had identified an opportunity to purchase additional inventory for distribution at favorable prices and it did not have sufficient available funds on its Line of Credit to take advantage of the opportunity.  All other terms of the Amended Line of Credit remain the same as those of the Line of Credit, except that any daily balance outstanding in excess of $15,000,000 shall bear interest at one-half (0.50%) percentage points above the Amended Line of Credit’s base rate until the indebtedness has been reduced to $15,000,000 or less.  The Amended Line of Credit requires that the outstanding indebtedness be reduced to an amount less than or equal to $15,000,000 on or before October 7, 2005.

Item 9.01.  Financial Statements and Exhibits

(c)                                                          Exhibits.

Exhibit No.	Description
10.1	First Modification to Amended and Restated Loan and Security Agreement (Accounts and Receivable) dated September 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Jeffrey Klausner
Chief Financial Officer

Dated:	October 5, 2005